RECAPITALIZATION AGREEMENT

     THIS  RECAPITALIZATION  AGREEMENT is made and entered into this 15th day of
March, 2002 by and among Darling International Inc., a Delaware corporation (the
"Company"), each of the banks or other lending institutions which is a signatory hereto  or any  successor  or  assignee  thereof  (individually,  a "Bank"  and, collectively, the "Banks"), and Credit Lyonnais New York Branch, individually as a Bank and as agent for itself,  the other Banks and other  secured  parties (in its capacity as agent, together with successors, the "Agent").

RECITALS

A.      The  Company,  the Agent and the Banks are  parties to the  Amended  and
Restated Credit Agreement dated effective as of January 22, 1999 (as amended and otherwise modified,  including, without limitation,  pursuant to the hereinafter defined  Forbearance  Agreement  being  herein  referred  to  as  the  "Original
Agreement").

B.      Events of Default (as defined in the Original  Agreement) occurred under the Original  Agreement as described in that certain  Agreement dated as of June
29, 2001,  among the Company,  the Banks and the Agent (as modified and amended, the "Forbearance Agreement").

C.      The Company and the Obligated Parties (as defined below) have requested, among other things,  that the Banks  (i)waive the Existing  Defaults (as defined below),  (ii) exchange a portion of the obligations and indebtedness owed by the
Company to the Banks under the Original  Agreement for certain  capital stock of the Company;  and (iii) amend and restate the Original Agreement with respect to the remaining obligations and indebtedness of the Company to the Banks under the
Original  Agreement and add certain new commitments from certain of the Banks to provide additional revolving credit to the Company.

D.      The Banks are willing to so waive the Existing  Defaults,  exchange such obligations  and  indebtedness  for capital stock of the Company,  and amend and restate the Original  Agreement  upon the terms and conditions  hereinafter  set forth.

E.      This  Agreement  has been  negotiated  among the parties  hereto in good faith and at arm's length and, as  executed,  reflects  the  conclusions  of the parties and their counsel and advisors that this Agreement, and the transactions contemplated by this Agreement,  are fair, equitable,  and in the best interests of the parties hereto.

AGREEMENT

     NOW,  THEREFORE,  in  consideration  of  the  representations,  warranties, covenants  and  agreements  hereinafter  set forth and other  good and  valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions hereof, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     Except as otherwise defined, the following words and phrases shall have the following  meanings when used in this Agreement,  the exhibits to this Agreement and all ancillary documents and other agreements contemplated by this Agreement.

          "1993 Agreement" is defined in Section 3.4 of this Agreement.

          "Agent" is defined in the Preamble of this Agreement.

          "Agreement"    or    "Recapitalization     Agreement"    means    this
          Recapitalization  Agreement among the Company, the Banks and the Agent as the same may be  modified,  amended  or  supplemented  from time to time.

          "Amended and Restated Bylaws" means the Amended and Restated Bylaws of the Company dated March 31, 1995.

          "Amendment  to the  Certificate"  has the meaning set forth in Section
          2.2A.

          "AMEX"  means the  American  Stock  Exchange.

          "Bank" and  "Banks" are  defined in the  Preamble  of this  Agreement.

          "Benefit  Plan"  means  any Plan  established  by the  Company  or any
          Company  Subsidiary,  or any  predecessor or ERISA Affiliate of any of the foregoing, existing on the Consummation Date or at any time within the five (5) year period  prior  thereto,  to which the Company or any
          Company  Subsidiary  contributes,  has  contributed,  is  obligated to contribute  or  otherwise  has  any  liability,  or  under  which  any employee,  former  employee  or director of the Company or any Company
          Subsidiary  or any  beneficiary  thereof is covered,  is eligible  for coverage  or has  benefit  rights.

          "Blackstone  Amendment  Letter"  is  defined  in  Section  2.8 of this
          Agreement.

          "Business Day" means a day on which the AMEX and banking  institutions in the City of New York are open for trading or  banking,  as the case may be,  in the  ordinary  course  of  business.

          "CERCLA" means the Comprehensive Environmental Response,  Compensation
          and Liability Act of 1980, as amended (42 U.S.C. ss.9601).

          "Certificate  of  Designation"  means the form of  Certificate of
          Designation attached hereto as Exhibit A.

          "Code"  means the Internal  Revenue Code of 1986, as amended from time to time.

          "Colorado  Insurance  Letter of Credit" shall mean that certain letter of credit in the face amount of  $750,000  issued  under the  Original
          Agreement in favor of the  Commissioner  of Insurance for the State of
          Colorado, as the same may be modified, amended or extended.

          "Commission"   means  the  United  States   Securities   and  Exchange
          Commission.

          "Common  Shares"  means the shares of Common Stock to be issued to the
          Banks in accordance with Section 2.2 of this Agreement.

          "Common Stock" is the common stock of the Company, par value $0.01 per share.

          "Company"  is  defined in the  Preamble  of this  Agreement.

          "Company  Contract"  is  defined in  Section  3.11 of this  Agreement.

          "Company SEC  Reports" is defined in Section  3.10 of this  Agreement.

          "Company  Stockholders  Meeting"  is defined  in Section  2.2A of this
          Agreement.

          "Company Subsidiaries" is defined in Section 3.1 of this Agreement.

          "Consulting Agreement" is defined in Section 2.6 of this Agreement.

          "Consummation  Date" means the first  Business Day on which all of the conditions  set forth in Article VIII of this  Agreement are satisfied or waived.

          "Designated Directors" means Charles Macaluso, Richard Peterson and O.
          Thomas  Albrecht or any substitute  designee for and in lieu of any of such individuals or additional designee,  in each case, as the Holders may  elect  in  accordance  with  Section  2.2A  herein.

          "Disclosure  Schedule" means the Disclosure  Schedule attached to this
          Agreement delivered by the Company to the Agent and the Banks prior to execution and delivery of this Agreement.

          "Environmental Laws" means any and all federal, state, and local laws, regulations,  and requirements  pertaining to health,  safety,  or the environment,  as  such  laws,  regulations,  and  requirements  may be amended or supplemented from time to time.

          "Environmental  Liabilities"  means,  as to any person or entity,  all liabilities, obligations, responsibilities,  Remedial Actions, losses, damages,  punitive  damages,  consequential  damages,  treble damages,
          costs,  and  expenses  (including,   without  limitation,   all  fees,
          disbursements,  and expenses of counsel,  expert and consulting  fees, and costs of investigation and feasibility studies), fines, penalties, sanctions,  and interest  incurred as a result of any claim or demand, by any person or entity,  whether based in contract,  tort, implied or
          express  warranty,  strict  liability,   criminal  or  civil  statute,
          including,  without limitation,  any Environmental Law, permit, order, or agreement with any  Governmental  Entity or other person or entity, arising  from  environmental,  health,  or  safety  conditions  or the
          Release  or  threatened  Release  of a  Hazardous  Material  into  the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
          amended  from  time to time  and any  successor  statute.

          "ERISA  Affiliate"  means  any  trade  or  business  (whether  or  not incorporated)  which is or at any time within the six (6)-year  period preceding  the date of this  Agreement  would  have been  treated as a
          "single employer" with the Company under section 414(b),  (c), (m), or
          (o) of the Code.

          "Events  of  Default"  has the  meaning  as  defined  in the  Original
          Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange  Debt"  means the  aggregate  of (i) all of the  outstanding principal  amount of the Loans (as defined in the Original  Agreement)
          in excess of an amount equal to the  aggregate  Term Loans (as defined in the New Credit Agreement and after giving to any revisions required pursuant  to Section  2.1 of this  Agreement)  as of the  Consummation
          Date,  (ii) all accrued and unpaid  interest  and  commitment  fees in respect of the  indebtedness  under the  Original  Agreement as of the
          Consummation Date, other than that amount of interest determined to be
          "Adjusted Existing Accrued Interest" under the terms of the New Credit
          Agreement,  and (iii) the Forbearance Fee.

          "Executive  Officers" means Denis Taura, James A. Ransweiler,  John O.
          Muse,  Neil Katchen,  Mitchell  Kilanowski,  Brad Phillips,  Joseph R.
          Weaver,  Jr.,  Martha  Flynn,  and  Gilbert  L.  Gutierrez.

          "Existing  Defaults"  has the  meaning as  defined in the  Forbearance
          Agreement.

          "Forbearance Agreement" is defined in the Recitals to this Agreement.

          "Forbearance  Fee" means the $3,855,000  amount owed by the Company to the Banks under Section 4.6 of the Forbearance Agreement.

          "GAAP" means generally accepted accounting  principles as in effect in the United States, as set forth in the opinions and  pronouncements of the  Accounting  Principles  Board of American  Institute of Certified
          Public  Accountants  and  the  statements  and  pronouncements  of the
          Financial Accounting Standards Board, and in such other statements and pronouncements  as have been approved by a significant  segment of the accounting  profession.

          "Governmental  Entity"  means any  domestic  or  foreign  governmental entity, including but not limited to the United States of America, any state of the United States of America, any municipality or other local governmental  entity,  and any  subdivision  of any of the  foregoing, including  any agency,  department,  commission,  board,  authority or instrumentality,  bureau or court having jurisdiction over the Company or  any of  the  Company  Subsidiaries  or  any  of  their  respective businesses,  operations,  assets or properties.

          "Hazardous Material" means any substance,  product,  waste, pollutant, material, chemical, contaminant,  constituent, or other material which
          is  regulated  by,  or  forms  the  basis  of  liability   under,  any
          Environmental   Law.

          "Historical  Financial  Statements" means,  collectively,  the audited consolidated  balance  sheets  of the  Company  and  its  consolidated
          Subsidiaries  as of  January  1, 2000 and  December  30,  2000 and the
          related  audited  statements of operations,  stockholders'  equity and cash  flows  for each of the  years in the three  fiscal  years  ended
          December  30,  2000,  together  with all related  notes and  schedules thereto as reported in the  Company's  Annual  Report on Form 10-K for the fiscal year ended  December  30, 2000,  filed with the  Commission under the  Exchange  Act.

          "Holders" is defined in Section 9.1 of this Agreement.

          "Indemnitee" is defined in Section 6.1 of this Agreement.

          "Interim  Financial  Statements"  means the Reference Balance Sheet of
          the  Company  and  its  consolidated   Subsidiaries  and  the  related
          statements of operations  and cash flows for the three and nine months ended  September  29,  2001,  as reported in the  Company's  Quarterly
          Report on Form 10-Q for the quarterly period ended September 29, 2001, filed with the Commission under the Exchange Act.

          "Liabilities" is defined in Section 3.6 of this Agreement.

          "Liens" is defined in Section 3.4 of this Agreement.

          "Material  Adverse Effect" means (i) a material  adverse effect on the business, condition (financial or otherwise),  operations,  prospects, or  properties  of the  Company and  Company  Subsidiaries  taken as a
          whole,  or  (ii)  a  material   adverse  effect  on  the  validity  or
          enforcement  of  a  material   provision  of  this  Agreement  or  any
          Transaction  Document.  In determining  whether any  individual  event could  reasonably be expected to result in a Material  Adverse Effect, notwithstanding  that such event does not itself have such  effect,  a
          Material  Adverse  Effect  shall be  deemed  to have  occurred  if the cumulative  effect of such  event and all other then  existing  events could  reasonably be expected to result in a Material  Adverse Effect.

          "Multiemployer Plan" is defined in Section 3.13 of this Agreement.

          "New Credit  Agreement"  is defined in Section 2.1 of this  Agreement.

          "New  Securities"  means,  collectively,  the  Common  Shares  and the
          Preferred  Shares to be issued to the Banks in accordance with Section
          2.2 of this Agreement.

          "Obligated  Parties"  has  the  meaning  as  defined  in the  Original
          Agreement.

          "Option Plans" is defined in Section 3.4 of this Agreement.

          "Options" is defined in Section 3.4 of this Agreement.

          "Original Agreement" is defined in the Recitals to this Agreement.

          "PBGC" is defined in Section 3.13 of this Agreement.

          "Plan" is defined in Section 3.13 of this Agreement.

          "Preferred  Shares"  means the  number of  shares of  Preferred  Stock designated  as  Series  A  Preferred  Stock,  having  the  rights  and
          preferences   substantially   as  set  forth  in  the  Certificate  of
          Designation,  to be issued to the Banks  pursuant to Section  2.2.B of this  Agreement.

          "Preferred Stock" means the preferred stock of the Company,  par value
          $0.01 per share.

          "Proxy Statement" is defined in Section 3.3 of this Agreement.

          "Qualified  Plan"  means any  "employee  benefit  plan" (as defined in section 3(3) of ERISA)  intended to be "qualified"  within the meaning of section 401(a) of the Code.

          "Reference  Balance  Sheet" means the unaudited  consolidated  balance sheet of the Company and its consolidated Subsidiaries as of September
          29, 2001.

          "Registration  Rights  Agreement"  is defined  in Section  2.3 of this
          Agreement.

          "Regulations" means the applicable  published rules and regulations of the  Commission  under the Securities Act and the Exchange Act, as the case may be.

          "Release"  means,  as to any person or  entity,  any  release,  spill,
          emission,    leaking,   pumping,    injection,    deposit,   disposal,
          disbursement,  leaching,  or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such person or entity,  including,  without  limitation,  the  movement  of
          Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

          "Release  Agreement" and "Release  Agreements"  are defined in Section
          2.4 of this Agreement.

          "Releasing  Parties"  means and includes  (i) the  Company;  (ii) each person who is a director or Executive Officer of the Company as of the date of this  Agreement;  (iii) each person and entity included in the
          "Morgens,  Waterfall Group" as shown in the Proxy Statement;  and (iv)
          and each other  beneficial  owner of five  percent (5%) or more of the outstanding Common Stock as shown in the Proxy Statement.

          "Remedial  Action" means all actions required to (a) cleanup,  remove, treat,  or  otherwise  address  Hazardous  Materials  in the indoor or outdoor  environment,  (b) prevent the Release or threat of Release or minimize the further  Release of  Hazardous  Materials so that they do not migrate or endanger  or  threaten  to  endanger  public  health or
          welfare  or  the  indoor  or  outdoor  environment,   or  (c)  perform
          pre-remedial  studies and investigations and post-remedial  monitoring and care.

          "Restated Certificate of Incorporation" means the Restated Certificate of  Incorporation,  as  amended,  of the  Company  on  file  with  the
          Secretary  of State of the  State of  Delaware  as of the date of this
          Agreement.  "Revolving  Commitments"  has the  meaning  defined in the
          Original Agreement.

          "Revolving Loans" has the meaning defined in the Original Agreement.

          "S-1" is defined in Section 3.3 of this Agreement.

          "SEC Transaction Filings" is defined in Section 4.5 of this Agreement.

          "Section" means a numbered section of this Agreement.

          "Securities  Act"  means  the  Securities  Act of  1933,  as  amended.

          "Security  Interest" means any mortgage,  pledge,  lien,  encumbrance, charge,  or  other  security  interest,  other  than  (a)  mechanic's, materialmen's,  and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the  taxpayer  is  contesting  in good faith through  appropriate  proceedings,  and (c)  purchase  money liens and liens  securing  rental  payments  under capital  lease  arrangements.

          "Stockholders'  Approval"  shall  mean the  following  actions  by the stockholders of the Company at the Company  Stockholders  Meeting: (i)
          approval  of the  Amendment  to the  Certificate  by the  holders of a majority of the  outstanding  Common Stock as provided in the Delaware
          General  Corporate  Law, (ii) election of the nominees to the Board of
          Directors as contemplated  by this Agreement and the Delaware  General
          Corporate  Law and  (iii) if  required  by the AMEX,  approval  of the issuance of the Common Stock to the Banks  pursuant to this  Agreement by holders of a majority  of the shares of Common  Stock  present  and voting  at the  Company  Stockholders  Meeting.

          "Share Issuance" is defined in Section 2.2A.

          "St. Paul Letter of Credit" means the letter of credit contemplated to be issued under the Original  Agreement in the approximate face amount of $8,000,000 in favor of St. Paul Fire and Marine  Insurance  Company
          (or an  affiliate  thereof)  upon  receipt  by the  Company  from  the beneficiary  thereof of an equivalent  amount of cash, such cash to be contemporaneously  paid to Agent, for the ratable benefit of the Banks and  applied  to reduce  the  outstanding  Revolving  Loans  under the
          Original  Agreement  without any permanent  reduction in the Revolving
          Commitment.

          "Subsidiary" means any corporation (or other entity) of which at least a  majority  of the  outstanding  shares of stock (or other  ownership interests)  having by the terms thereof ordinary voting power to elect a majority of the board of directors  (or similar  governing  body) of such corporation (or other entity)  (irrespective of whether or not at the time stock (or other  ownership  interests)  of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any  contingency) is at the time directly or indirectly  owned or controlled by the Company or one or more of the  Subsidiaries  or by the Company and one or more of the
          Subsidiaries.

          "Taura  Non-Plan  Option  Agreement" is defined in Section 3.4 of this
          Agreement.

          "Taura  Plan  Option  Agreement"  is defined  in  Section  3.4 of this
          Agreement.

          "Taura  Severance  Agreement  Amendment"  is defined in Section 2.5 of this Agreement.

          "Tax"  "Taxes" and  "Taxable"  means any  federal,  state,  local,  or foreign income, gross receipts, license, payroll, employment,  excise, severance, stamp, occupation, premium, windfall profits, environmental
          (including  taxes under Code Section  59A),  customs  duties,  capital stock, franchise, profits, withholding,  social security (or similar), unemployment,  disability,  real property,  personal property,  sales, use,  transfer,  registration,  value  added,  alternative  or  add-on minimum, estimated, or other tax of any kind whatsoever, including any interest,  penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration,  report, claim for refund, or information  return or statement  relating to Taxes,  including any schedule or attachment thereto, and including any amendment thereof.

          "Transaction  Documents" means the Registration Rights Agreement,  the
          New Credit  Agreement,  the Release  Agreements,  the Taura  Severance
          Agreement  Amendment,  the Blackstone Amendment Letter, the Consulting
          Agreement  and  all  other  agreements,   instruments,  documents  and
          certificates  executed  and  delivered by or on behalf of the Company, the Agent, or the Banks at or before the Consummation Date pursuant to this  Agreement or the New Credit  Agreement.

          "Treasury  Regulations"  means the Income Tax  Regulations,  including
          Temporary   Regulations,   promulgated   under  the  Code,   as  those
          regulations may be amended from time to time (including  corresponding provisions of succeeding regulations).

          "Withdrawal  Liability" is defined in Section 3.13 of this  Agreement.

ARTICLE II

TERMS AND CONDITIONS OF THE RECAPITALIZATION

     Section 2.1.  The New Credit Agreement.

A.      On and subject to the occurrence of the Consummation  Date, the Company, the Agent  and the Banks  shall,  enter  into an  Amended  and  Restated  Credit
Agreement in  connection  with the  amendment  and  restatement  of the Original
Agreement  in the form  attached as Exhibit L hereto  with all blanks  contained therein appropriately  completed (the "New Credit Agreement") and all conditions to the effectiveness thereof shall be fully satisfied.

B.       Notwithstanding  the foregoing,  in the event that on the  Consummation
Date,  the St.  Paul  Letter of Credit has been  issued and the Loans  under the
Original  Agreement  are  contemporaneously  repaid  by an  amount  equal to the maximum  face  amount of the St. Paul  Letter of Credit in  accordance  with the terms of the  Forbearance  Agreement and remains undrawn upon by the beneficiary thereof the New Credit Agreement shall be  appropriately  revised to reflect (a)
an increase in the aggregate Revolving Commitments (as defined in the New Credit
Agreement)  by  the  face  amount  of the  St.  Paul  Letter  of  Credit,  (b) a corresponding  decrease in the  aggregate,  initial amount of the Term Loans (as defined in the New Credit  Agreement),  and (c) a corresponding  decrease in the principal amount of Loans under the Original  Agreement used for the calculation of Adjusted  Existing Accrued Interest (as defined in the New Credit  Agreement)
pursuant to the definition thereof for the period of time from the date such St.
Paul Letter of Credit is issued until the Consummation Date.

C.      In  addition,  in the event that on the  Consummation  Date the Colorado
Insurance  Letter of Credit (i) remains undrawn and  outstanding,  and the Agent
(for the ratable benefit of the Banks ) continues to hold cash collateral in the amount of the face amount thereof,  the Company hereby agrees that (x) such cash collateral  shall  be  paid  to the  Banks  (pro-rata  in  accordance  with  the percentages  set forth on Schedule  2.2B hereto) and applied as a prepayment  of
the  Revolving  Loans  (as  defined  in  the  Original  Agreement)   outstanding
immediately prior to giving effect to the transactions  contemplated to occur on the  Consummation  Date under this  Agreement,  and (y) such Colorado  Insurance
Letter of Credit  shall be and be deemed to be an  "Existing  Letter of  Credit"
under the New Credit  Agreement,  or (ii) has been fully or partially  drawn and all or a portion of such cash  collateral has been paid to the Banks and applied to the reimbursement  obligations of the Company arising from such draw, (x) the
New Credit  Agreement shall be  appropriately  revised to reflect a reduction in the  aggregate  Revolving  Commitments  by the amount  drawn  thereunder  with a corresponding  increase in the  aggregate,  initial amount of the Term Loans (as defined in the New Credit Agreement),  (y) any remaining cash collateral held by the Agent therefor shall be paid to the Banks and applied in accordance with the immediately  preceding clause (i), and (z) the remaining  available face amount, if any, of such Colorado Insurance Letter of Credit shall be and be deemed to be an "Existing Letter of Credit" under the New Credit Agreement.

     Section 2.2.  Exchange and  Cancellation of Exchange Debt for Common Shares
and Preferred Shares.

A.      The Company  shall (i) on or prior to and subject to the  occurrence  of the Consummation Date decrease the size of the Board of Directors of the Company to five  (5)  members;  provided,  however,  if the  Banks  add  one  additional
Designated  Director pursuant to the penultimate  sentence of this Section 2.2A, the Company shall  maintain the size of the board of Directors of the Company at six (6)  members,  and if the  Banks  add two  additional  Designated  Directors pursuant to the  penultimate  sentence of this Section  2.2A,  the Company shall increase the size of the Board of Directors to seven (7) members, (ii) cause the
Designated  Directors  and  Messrs.  Denis J.  Taura and  Fredric J. Klink to be
nominated  for  election  by the  stockholders  of the  Company  to the board of directors at the Company  Stockholders Meeting and recommend to the stockholders of the Company  that the  Designated  Directors  and Messrs.  Taura and Klink be
elected to serve for a term  commencing on the  Consummation  Date and until the
2003 annual meeting and until their  successors  shall be elected and qualified,
(iii) on or prior to the Consummation  Date, call and hold the annual meeting of the  Company's  stockholders  (the "Company  Stockholders  Meeting") to consider approval  and  adoption by  stockholders  of (x) an  amendment  to the  Restated
Certificate  of  Incorporation  to increase the number of  authorized  shares of
Common Stock to 100 million shares and to provide the  preemptive  rights to the
Banks  ("Amendment  to the  Certificate"),  (y) if  required  by the  AMEX,  the issuance  of the common  stock to the Banks as  contemplated  by this  Agreement
("Share Issuance") and (z) the election of the Designated Directors.  Subject to receipt of the Stockholder  Approval,  on or immediately prior to and subject to the  occurrence  of the  Consummation  Date,  the  Company  shall  file with the
Delaware  Secretary  of  State  an  amendment  to the  Restated  Certificate  of
Incorporation in  substantially  the form set forth as Exhibit D hereto with all blanks therein appropriately completed. The Holders may, at any time on or prior to the filing with the SEC of a preliminary  proxy  statement in accordance with
Section 4.5 of this  Agreement,  substitute for any one or all of the Designated
Directors  named in this Agreement  and/or add one or two additional  Designated
Directors,  and such substitute  Designated Directors and additional  Designated
Directors if any, shall be included in the Designated  Directors to be nominated by the Company  pursuant to this Section 2.2A. The Company may rely upon written notice of the Agent of any such substitution or addition election of the Holders as conclusive evidence of such election by the Holders.

B.       Prior to the  Consummation  Date,  the Board of  Directors  shall  have adopted  resolutions  approving the Certificate of Designation,  and, subject to the  occurrence of the  Consummation  Date,  the Company shall have executed and filed  same with the  Delaware  Secretary  of State  with all  blanks  contained therein  appropriately  completed.  The total number of  Preferred  Shares to be issued to the Banks  shall be  100,000  shares  plus that  number of  additional
Preferred  Shares as shall equal the number  obtained by dividing  $100 into the positive difference,  if any, of (i) the Outstanding  Revolving Credit as of the
Consummation  Date (as  defined in the  Original  Agreement)  less any Letter of
Credit  Liability  as of the  Consummation  Date  (as  defined  in the  Original
Agreement)  related  to the  Colorado  Insurance  Letter of  Credit,  minus (ii)
$126,500,000.  If the  calculation  of such  additional  Preferred  Shares shall result in a fractional share, the number of such additional  Preferred Shares to be issued  shall be  rounded  to the next whole  number.  On and  subject to the occurrence of the Consummation  Date, the Company shall issue and deliver to the
Banks in  compliance  with  federal and state  securities  laws (i) an aggregate number  of  Common  Shares  such  that,  upon such  issuance,  the  Banks  shall collectively own in the aggregate  seventy-five  percent (75%) of the issued and outstanding  Common  Stock as of the  Consummation  Date and (ii) the  Preferred
Shares, in each case allocated to each Bank in accordance with the percentage of
Exchange  Debt owned and held by such Bank as set forth on Schedule 2.2B to this
Agreement (the resulting number of shares for each Bank to be rounded upwards to the nearest whole share),  and represented by the definitive stock  certificates for the  Common  Stock  and  Preferred  Shares,  registered  in the names of the particular  Bank or its designee.  The Common Shares and Preferred  Shares shall
be,  upon  issuance,   duly  authorized  and  validly  issued,  fully  paid  and
nonassessable  shares  of the  capital  stock  of the  Company.  Subject  to the satisfaction and fulfillment of the terms and conditions of this Agreement, each
Bank agrees that effective on and as of the Consummation Date that percentage of the Exchange  Debt owned and held by such Bank as  specified  on Schedule  2.2B, shall, in exchange for and in  consideration of the issuance and delivery of the
Common Shares and Preferred Shares to such Bank, be deemed cancelled,  released, acquitted and discharged in full.

     Section 2.3.  Registration Rights.

     The Banks and the  Company  shall on and subject to the  occurrence  of the
Consummation   Date  enter  into  the   Registration   Rights   Agreement   (the
"Registration  Rights  Agreement"),  in the form  attached to this  Agreement as
Exhibit  E  with  all  blanks   therein   appropriately   completed,   providing
registration rights to the Banks.

     Section 2.4.  Release Agreements.

     On and subject to the occurrence of the Consummation  Date, (a) the Company shall execute and deliver a release in the form of Exhibit F-1 attached  hereto, with all blanks therein appropriately  completed, (b) each Executive Officer and director  of the Company as of the date of this  Agreement,  the Company and the
Banks shall  execute and deliver a release,  in the form of Exhibit F-2 attached hereto, with all blanks therein  appropriately  completed,  and (c) each person, entity and beneficial  owner included within the description set forth in clause
(iii) or clause (iv) of the  definition  of "Releasing  Parties"  herein and the
Company and the Banks shall execute and deliver a release in the form of Exhibit
F-3 attached hereto, with all blanks therein appropriately completed (as to each form of release,  individually,  a "Release  Agreement"  and  collectively,  the
"Release Agreements").

     Section 2.5.  Amendment of Taura Termination Agreement.

     On and subject to the  occurrence  of the  Consummation  Date,  Denis Taura shall  execute and deliver to the Company  with copies to the Banks an amendment to the Taura  Termination  Agreement  dated as of May 1, 2001 by and between the
Company  and Denis  Taura,  in the form of  Exhibit H attached  hereto  with all
blanks  therein   appropriately   completed  (the  "First   Amendment  to  Taura
Termination Agreement").

     Section 2.6.  Consulting Agreement.

     On and subject to the occurrence of the Consummation  Date, Denis Taura and the Company  shall execute and deliver,  with copies to the Banks,  a Consulting
Agreement  in the form  attached  as Exhibit I attached  hereto  with all blanks therein appropriately completed (the "Consulting Agreement").

     Section 2.7.  Intentionally Omitted..

     Section 2.8.  Amendment of Blackstone Agreement.

     On and subject to the occurrence of the  Consummation  Date, The Blackstone
Group L.P.  shall execute and deliver to the Company with copies  thereof to the
Banks an amendment to the  understanding and agreement dated April 23, 2001, and effective  as of March 23, 2001  between the Company and The  Blackstone  Group,
L.P.  in the form of  Exhibit  J  attached  hereto  (the  "Blackstone  Amendment
Letter").

     Section 2.9.  Designated Directors Options.

     On and subject to the  occurrence  of the  Consummation  Date,  the Company agrees to grant to each of the  Designated  Directors an option for 4,000 shares of Common Stock, in accordance with the terms and conditions of the Non-Employee
Director Stock Option Plan of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Banks that the following representations  and  warranties  are true and  correct on and as of the date of this  Agreement and will be true and correct as of the  Consummation  Date as if made on and as of that date  (except  to the  extent  that such  representations relate to an earlier date).

     Section 3.1.  Corporate Organization and Qualification.

     The Company is a corporation  duly organized,  validly existing and in good standing  under the laws of the State of Delaware and is  qualified  and in good standing as a foreign  corporation  in each  jurisdiction  where the  properties owned,  leased or  operated,  or the  business  conducted  by it,  require  such qualification,  except where failure to so qualify or be in good standing  would not reasonably be expected to have a Material  Adverse  Effect.  The Company has the corporate  power and authority to own,  lease and operate its properties and assets and to carry on its  business as it is now being  conducted.  The Company has no  Subsidiaries  other than those listed on the  Disclosure  Schedule  (the
"Company  Subsidiaries").  The  Disclosure  Schedule sets forth the type of each
Company  Subsidiary  listed  thereon,   the  jurisdiction  of  incorporation  or
organization  of each such Company  Subsidiary,  the percentage of the Company's ownership of the outstanding voting stock (or other ownership interests) of each such Company  Subsidiary,  and with respect to each such Company Subsidiary that is a corporation,  the authorized,  issued and outstanding capital stock of each such Company Subsidiary.  The Company does not own, directly or indirectly,  and has not agreed to make any investment in, any voting stock or equity  securities
of  any  corporation,   partnership,   limited  liability   company,   or  other
organization,  whether  incorporated or  unincorporated,  other than the Company
Subsidiaries.  Each  Company  Subsidiary  (i) is duly  organized  or formed  and validly  existing  under  the  laws  of  its  jurisdiction  of  organization  or formation,  (ii) is duly  qualified to do business  and in good  standing in all jurisdictions (whether federal,  state, local or foreign) where its ownership or leasing  of  property  or the  conduct  of  its  business  requires  it to be so qualified  and in which the  failure  to be so  qualified  would  reasonably  be expected to have a Material  Adverse  Effect on the  Company,  and (iii) has all
requisite  corporate  power and  authority  to own or lease its  properties  and assets and to carry on its business as now conducted.  The Company has delivered
to  the  Agent  true  and  complete  copies  of  the  Restated   Certificate  of
Incorporation  and the Amended and Restated  Bylaws.  Except as set forth in the
Disclosure Schedule,  the minute books of the Company and of each of the Company
Subsidiaries  accurately reflect in all material respects all corporate meetings held or actions  taken  since  July 28,  1994 by the  stockholders  and Board of
Directors of the Company and each Company  Subsidiary,  respectively  (including
committees   of  the  Board  of   Directors  of  the  Company  and  the  Company
Subsidiaries).

     Section 3.2.  Authority.

     The Company has full corporate  power and authority to approve,  authorize, execute,  deliver  and  perform  its  obligations  under  this  Recapitalization
Agreement  and the  Transaction  Documents and to  consummate  the  transactions contemplated  hereby  and  thereby.  This  Recapitalization  Agreement  and  the
Transaction  Documents and the  consummation  of the  transactions  contemplated hereby  and  thereby  have  been  duly and  validly  authorized  by the board of directors  of the Company,  and,  except for the  Stockholders  Approval and the filing of the amendment to the Restated  Certificate  of  Incorporation  and the
Certificate of Designation,  no other  corporate  proceedings on the part of the
Company  is  necessary  to  authorize  this  Recapitalization  Agreement  or the
Registration  Rights  Agreement or to consummate the  transactions  contemplated hereby and thereby.  This  Recapitalization  Agreement has been duly and validly executed  and  delivered  by the Company and  constitutes  the valid and binding agreement of the Company  enforceable against the Company in accordance with its terms,  subject to applicable  bankruptcy,  insolvency,  fraudulent  conveyance, reorganization,  moratorium,  and similar laws affecting  creditors'  rights and remedies  generally and general equitable  principles.  The Registration  Rights
Agreement,  upon execution and delivery,  will  constitute the valid and binding agreement of the Company  enforceable against the Company in accordance with the
respective  terms  thereof,   subject  to  applicable  bankruptcy,   insolvency,
fraudulent conveyance,  reorganization,  moratorium,  and similar laws affecting creditors' rights and remedies generally and general equitable principles.

     Section 3.3.  Consents and Approvals; No Violation.

     Neither the execution and delivery of this  Recapitalization  Agreement nor the consummation by the Company of the  transactions  contemplated  hereby,  nor compliance by the Company with any term or provisions  hereof,  will (i) violate any provision of the Restated Certificate of Incorporation,  as to be amended in accordance  with the terms and  conditions  hereof,  or the Amended and Restated
Bylaws of the  Company;  (ii) require any consent,  approval,  authorization  or permit of, or  registration,  declaration or filing with or notification to, any
Governmental  Entity,  except  for (a) (i) the  filing by the  Company  with the
Commission  of a proxy  statement  in  definitive  form  relating to the Company
Stockholders  Meeting (the "Proxy Statement") and (ii) the filing by the Company with the  Commission  of a  registration  statement  on Form S-1 (the  "S-1") in accordance with the terms and conditions of the  Registration  Rights  Agreement and the order by the Commission  declaring the effectiveness of the S-1, (b) the filing with the  Secretary of State of the State of Delaware of the amendment to the Restated  Certificate of  Incorporation  and the Certificate of Designation,
(c) such filings and approvals as are required to be made or obtained  under the securities or "blue sky" laws of various states in connection  with the issuance of the Common Shares and Preferred  Shares pursuant to this  Agreement,  (d) the
Stockholders  Approval, (e) the filing by the Company of an application with the
AMEX for the listing on the AMEX of the Common Shares, (f) the notification from
AMEX  that the  Common  Shares  have been  approved  for  listing,  and (g) such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent,  approval,  authorization or permit,  or to make such filing or notification,  could not in the aggregate  reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to  consummate  the  transactions  contemplated  hereby or which  are  otherwise obtained on or prior to the  Consummation  Date;  (iii) result in a violation or breach of, or  constitute  (with or  without  notice or lapse of time or both) a default  (or  give  rise to  either  a right  of  termination,  cancellation  or acceleration of a Lien) under any of the terms,  conditions or provisions of any material note, license, agreement or other instrument or obligation to which the
Company or any Company  Subsidiary  may be bound,  which would in the  aggregate reasonably  be  expected  to have a  Material  Adverse  Effect,  except for such violations,  breaches and defaults (or rights of  termination,  cancellation  or acceleration  or Lien) as to which  requisite  waivers or consents  have been or will be  obtained  on or prior to the  Consummation  Date;  or (iv)  violate any order, writ, injunction,  decree,  statute, rule or regulation applicable to the
Company,  except for violations  which would not in the aggregate  reasonably be expected to have a Material  Adverse  Effect or adversely  affect the ability of the Company to consummate the transactions contemplated hereby.

     Section 3.4.  Capitalization and Voting Rights.

     The authorized  capital of the Company  consists of 1,000,000 shares of the
Preferred Stock,  none of which is outstanding;  and 25,000,000 shares of Common
Stock, of which, as of the date of this Agreement, 15,568,362 shares were issued and  outstanding  and  21,000  shares  were held in  treasury.  All  issued  and outstanding  shares of Common  Stock have been duly and validly  authorized  and issued, are fully paid,  nonassessable,  and free of preemptive rights, and were issued in compliance  with all applicable  state and federal laws concerning the issuance of securities.  Except for (i) the rights granted to the Banks pursuant to the  Amendment to the  Certificate,  (ii)  currently  outstanding  options to purchase  an  aggregate  of  2,139,065  shares of the  Common  Stock  granted to employees  or directors  pursuant to the  Company's  Amended and  Restated  1994
Employee Flexible Stock Option Plan (including, without limitation,  pursuant to that Stock  Option  Agreement  dated as of December 13, 2000 between the Company and Denis Taura (the "Taura Plan Option  Agreement"),  the 1993  Flexible  Stock
Option  Plan and the  Non-Employee  Director  Stock  Option  Plan  (the  "Option
Plans"), (iii) the options to purchase 540,000 shares of Common Stock granted to
Denis Taura pursuant to that Stock Option  Agreement  dated as of March 15, 2000
(the "Taura Non-Plan Option Agreement"), (iv) options to purchase 333,000 shares of Common  Stock  relating  to options  from the 1993  restructuring  which were originally  referred  to as Class A options and were later  converted  to Common
Stock  options  (collectively  with the  options  set forth in clauses  (ii) and
(iii),  the "Options"),  and (v) as contemplated by this Agreement,  the Company does not  have  and is not  bound  by any  outstanding  subscriptions,  options, warrants, calls, rights,  commitments,  obligations (contingent or otherwise) or agreements of any character relating to or providing or calling for the purchase or issuance of any shares of capital stock or any other equity securities of the
Company or any Company Subsidiaries or any securities  representing the right to purchase or otherwise  receive any shares of the capital stock of the Company or any  Company  Subsidiaries.  Except  as  contemplated  by this  Recapitalization
Agreement,  neither  the Company  nor any of the  Company  Subsidiaries  has any
obligation  (contingent  or otherwise) to purchase,  redeem,  retire,  cancel or otherwise acquire any shares of its capital stock or any interest therein, or to pay any dividend or make any other  distribution in respect  thereof.  Except in connection with the plans and agreements  disclosed in clauses (i), (ii),  (iii)
and (iv) of this  Section  3.4, no shares of Common  Stock or  Preferred  Stock, other than the Common  Shares  and  Preferred  Shares,  have been  reserved  for issuance.  Except for the issuance  pursuant to any  exercise of Options,  since
September  29, 2001,  the Company has not issued any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital  stock.  The Company has no fractional  shares  outstanding.  The
Company owns,  directly or indirectly,  all of the issued and outstanding shares of  capital  stock of each of the  Company  Subsidiaries,  free and clear of any
liens,  pledges,   charges,   encumbrances  and  security  interests  whatsoever
("Liens")  other than Liens granted in connection  with the Original  Agreement.
All of the  issued  and  outstanding  shares  of  capital  stock of the  Company
Subsidiaries  are  duly  authorized  and  validly  issued  and are  fully  paid, nonassessable  and  free  of  preemptive  rights,  with  no  personal  liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any
outstanding  subscriptions,   options,  warrants,  calls,  rights,  commitments,
obligations (contingent or otherwise) or agreements of any character relating to or  providing  or calling for the  purchase or issuance of any shares of capital stock or any other equity security of such Company  Subsidiary or any securities representing  the right to purchase or  otherwise  receive any shares of capital stock or any other equity  security of such Company  Subsidiary.  The Company is not a party or subject  to any  agreement  or  understanding,  and,  to the best knowledge of the Company,  there is no  agreement or  understanding  between any persons  and/or  entities,  which  affects or relates to the voting or giving of written  consents  with respect to any security or by a director of the Company, except this Agreement.  The Company has not granted  registration  rights to any person with respect to any of the Company's securities that currently remains in force and effect except (i) that certain  Registration  Rights Agreement entered into by the Company and certain other persons  identified on the signature pages thereto,  dated as of December 29, 1993, as amended by the First Amendment dated as of April 6, 1994 by and among the Company and the other parties  thereto (the
"1993  Agreement"),  (ii) the Taura Plan Option  Agreement,  and (iii) the Taura
Non-Plan  Option  Agreement . The Company has  delivered to the Agent a true and complete  copy of the 1993  Agreement,  the Taura Plan Option  Agreement and the
Taura Non-Plan Option Agreement.

     Section 3.5.  Litigation.

     There are no civil,  criminal or administrative  actions,  suits,  demands,
claims,  hearings,  notices  of  violation,   investigations,   demand  letters,
proceedings,  injunctions, orders, judgments, decrees or regulatory restrictions imposed upon,  pending or, to the Company's  knowledge,  threatened  against the
Company except as set forth in the Disclosure Schedule (i) that would reasonably be expected to have a Material Adverse Effect or (ii) that question the validity of this  Recapitalization  Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby.

     Section 3.6.  Financial Statements.

     A. The Historical Financial Statements and the Interim Financial Statements
(including,  in each case, any notes  thereto) were prepared in accordance  with
GAAP applied on a consistent basis throughout the periods  indicated  (except as may be indicated in the notes  thereto or, in the case of unaudited  statements, as permitted by GAAP) and each present  fairly,  in all material  respects,  the consolidated  financial  position  of the  Company  as of the  respective  dates thereof and for the respective  periods indicated  therein,  except as otherwise noted  therein  (subject,  in the case of  unaudited  statements,  to normal and recurring  year-end  adjustments which are not expected,  individually or in the aggregate,  to be material);  each of such statements (including,  in each case,
any  notes  thereto)   complies  in  all  material   respects  with   applicable
Regulations.

     B.  There are no debts,  liabilities  or  obligations,  whether  accrued or
fixed,   absolute  or   contingent,   matured  or  unmatured  or  determined  or
determinable,  including any liability for Taxes ("Liabilities") of the Company, other than  Liabilities  (i)  reflected  or  reserved  against on the  Reference
Balance Sheet to the extent  required in accordance  with GAAP and (ii) incurred since September 29, 2001 in the ordinary course of the business, consistent with the past practice of the Company.

     Section 3.7.  Absence of Certain Changes or Events.

     Except as publicly  disclosed  in the  Company  SEC Reports  filed with the
Commission  prior to the date hereof,  since  September  29, 2001,  no event has occurred and no fact or set of circumstances has arisen which has resulted in or would reasonably be expected to result in a Material Adverse Effect.

     Section 3.8.  Brokers and Finders.

     In connection with the transactions  contemplated by this  Recapitalization
Agreement,  except for The Blackstone  Group L.P., the Company has not employed, nor,  to the  Company's  knowledge,  has any other  person  affiliated  with the
Company  employed,  any  investment  banker,   broker,  finder,   consultant  or
intermediary  which  would be  entitled to any  investment  banking,  brokerage, finder's or similar fee or commission in connection  with this  Recapitalization
Agreement or the transactions contemplated hereby.

     Section 3.9.  Taxes.

     Except as set forth in the Disclosure Schedule,  (i) the Company has timely filed and caused each of the Company Subsidiaries to timely file all Tax Returns that any such entity was required to file pursuant to applicable law, except for
Tax  Returns  the  failure of which to file  would not cause a Material  Adverse
Effect,  (ii) all such Tax Returns  were  correct and  complete in all  material respects,  (iii) all material  Taxes due and owing by the Company and any of the
Company  Subsidiaries  (whether or not shown on any Tax Return)  have been paid,
(iv) the Historical  Financial  Statements and the Interim Financial  Statements
reflect an adequate  reserve  (other than a reserve for  deferred  income  taxes established  to reflect  differences  between book basis and tax basis of assets and  liabilities)  for  all  Taxes  payable  by  the  Company  and  the  Company
Subsidiaries  for all taxable periods and portions  thereof through the dates of the reference,  (v) neither the Company nor any of the Company  Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax  assessment  or  deficiency  or the  collection of
Taxes, (vi) to the Company's knowledge,  no deficiencies,  adjustments or claims for any Taxes have been  proposed,  asserted or assessed  against the Company or any of the Company Subsidiaries, (vii) there are no Security Interests for Taxes other than for  current  Taxes not yet due upon any assets of the Company or any of the  Company  Subsidiaries,  (viii) none of the Tax Returns of the Company or any of the Company Subsidiaries have been selected for or are now under audit or examination by any tax authority or other Governmental  Entity, and there are no suits,  actions,  proceedings or investigations  pending or, to the knowledge of the Company or any of the Company  Subsidiaries,  threatened against the Company or any of the Company  Subsidiaries with respect to any Taxes, (ix) all material
Taxes that are required by law to be withheld or collected by the Company or any of the Company  Subsidiaries  have been duly withheld and collected  and, to the extent required by applicable law, have been paid to the proper tax authority or other Governmental Entity or properly  segregated or deposited,  (x) neither the
Company nor any of the Company  Subsidiaries  has been a member of an affiliated group filing a  consolidated  federal income Tax Return or has liability for the
Taxes of any person or entity  (other  than the  Company  or any of the  Company
Subsidiaries) under Section 1.1502-6 of the Treasury  Regulations or any similar provision  of state,  local or foreign  law,  as  transferee  or  successor,  by contract  or  otherwise,  and (xi)  neither  the  Company nor any of the Company
Subsidiaries is party to any Tax sharing or other agreement or arrangement  that will require any payment with respect to Taxes.

     Section 3.10.  SEC Reports.

     The only reports,  schedules and, definitive proxy statements,  filed since
December  30, 2000 by the Company  with the  Commission  under  Sections  13(a),
14(a), 14(c) or 15(d) of the Exchange Act through the date of this Agreement and the only registration  statements or prospectuses  filed by the Company with the
Commission  and in effect as of the date of this  Agreement,  are the following:
Annual  Report  on Form  10-K for the  fiscal  year  ended  December  30,  2001;
Quarterly  Reports on Form 10-Q for the fiscal quarterly periods ended March 31,
2001,  June 30, 2001 and September 29 , 2001;  Current Reports on Form 8-K dated
March 28,  2001,  April 24, 2001 and July 11,  2001;  Revised  Definitive  Proxy
Statement for Annual Meeting of Stockholders  held May 16, 2001,  filed on April
20, 2001; and Registration  Statements on Form S-8  (Registration  Nos. 33-99868
and  33-99866)  both filed  November  29, 1995  (collectively,  the "Company SEC
Reports").  The Company has  previously  made available to the Agent an accurate and complete copy of communications,  if any, not included in any of the Company
SEC Reports,  mailed by the Company to its stockholders since December 30, 2000.
None of the Company SEC Reports or such communications to stockholders contained any untrue  statement of a material  fact or omitted to state any material  fact required  to be stated  therein  or  necessary  in order to make the  statements therein,  in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since December 30, 2000, the Company has timely filed all
Company  SEC Reports  and other  documents  required to be filed by it under the
Securities  Act and the Exchange Act,  and, as of their  respective  dates,  all
Company  SEC  Reports  complied  in all  material  respects  with the  published
Regulations with respect thereto. The Company has no registration  statements or
prospectuses   currently  in  effect,  except  for  the  Company's  Registration
Statements on Form S-8 (Registration Nos. 33-99868 and 33-99866),  both filed on
November 29, 1995 in  connection  with the  Company's  1994 Amended and Restated
Employee  Flexible Stock Option Plan and the Non-Employee  Director Stock Option
Plan, respectively.

     Section 3.11.  Certain Contracts.

     A.  Except  as set  forth in the  Disclosure  Schedule  and  excluding  the
Original  Agreement (there being no agreement that the Original  Agreement would otherwise be included),  neither the Company nor the Company  Subsidiaries  is a party to or bound by:

               (i)  any  contract,  arrangements,  commitment  or  understanding
          (whether  written  or  oral)  which,  upon  the  consummation  of  the transactions  contemplated  by this  Recapitalization  Agreement  will
          (either alone or upon the occurrence of any additional acts or events)
          result  in any  payment  (including,  without  limitation,  severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company to any officer, director or employee thereof;

               (ii)  any  contract,  arrangement,  commitment  or  understanding
          (whether  written  or oral),  which  would  materially  and  adversely restrict the conduct by the Company of any line of business;

               (iii) any  contract,  arrangement,  commitment  or  understanding
          (whether  written or oral),  including  any stock option  plan,  stock appreciation  rights  plan,  restricted  stock plan or stock  purchase plan,  any of the benefits of which will be increased,  or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions  contemplated by this Recapitalization  Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Recapitalization
          Agreement;

               (iv)  any  contract,   agreement,   commitment  or  understanding
          (whether written or oral) among stockholders of the Company; or

               (v) any employment  agreement or understanding  (written or oral)
          with officers of the Company or the Company  Subsidiaries or any other employment agreement or understanding (written or oral) not terminable at will.

B.      Each  contract,  arrangement,  commitment or  understanding  of the type described  in this  Section  3.11,  whether  or not set forth in the  Disclosure
Schedule, is referred to herein as a "Company Contract" and, except as disclosed on the  Disclosure  Schedule,  the Company does not know of, or has not received notice  of,  any  violation  of the above by any of the other  parties  thereto, which, individually or in the aggregate,  would reasonably be expected to have a
Material Adverse Effect.

     Section 3.12. Environmental Liability.

     Except  as  disclosed  in the  Company  SEC  Reports  or in the  Disclosure
Schedule and except for those matters which would not  reasonably be expected to have a Material Adverse Effect:

A.       The  Company,  each  of the  Company  Subsidiaries,  and  all of  their respective  properties,  assets,  and operations are in full compliance with all
Environmental  Laws.  The Company is not aware of, nor has the Company  received notice  of,  any  past,  present,  or  future  conditions,  events,  activities, practices,  or incidents  which may interfere  with or prevent the compliance or continued  compliance  of the  Company  and the  Company  Subsidiaries  with all
Environmental Laws;

B.      The Company  and each of the  Company  Subsidiaries  have  obtained  all permits,  licenses,  and  authorizations  that  are  required  under  applicable
Environmental  Laws,  and all such permits are in good  standing and the Company and the  Company  Subsidiaries  are in  compliance  with  all of the  terms  and conditions of such permits;

C.      No Hazardous  Materials  exist on,  about,  or within or have been used, generated,  stored,  transported,  disposed of on, or  Released  from any of the properties  or  assets  of the  Company  or any  Company  Subsidiary  except  in compliance  with  Environmental  Laws. The use which the Company and the Company
Subsidiaries  make and intend to make of their respective  properties and assets will not result in the use, generation, storage,  transportation,  accumulation, disposal,  or Release  of any  Hazardous  Material  on, in, or from any of their properties or assets except in compliance with Environmental Laws;

D.      Neither the Company nor any of the Company Subsidiaries nor any of their respective  currently or previously owned or leased  properties or operations is subject to any  outstanding or, to the best of its knowledge,  threatened  order from or  agreement  with any  Governmental  Entity or other  person or entity or subject to any judicial or administrative proceeding with respect to (i) failure
to  comply  with  Environmental   Laws,  (ii)  Remedial  Action,  or  (iii)  any
Environmental Liabilities arising from a Release or threatened Release;

E.      There are no conditions or  circumstances  associated with the currently or previously owned or leased  properties or operations of the Company or any of the Company  Subsidiaries  that could reasonably be expected to give rise to any
Environmental Liabilities;

F.      Neither the Company nor any of the Company  Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and  Recovery  Act,  42  U.S.C.  '6901 et seq.,  regulations  thereunder  or any comparable  provision of state law. The Company and the Company Subsidiaries are compliance  with all applicable  financial  responsibility  requirements  of all
Environmental Laws;

G.       Neither the Company  nor any of the Company  Subsidiaries  has filed or failed to file any notice required under applicable  Environmental Law reporting a Release; and

H.      No Lien arising under any Environmental Law has attached to any property or revenues of the Company or the Company Subsidiaries.

         Section 3.13      ERISA

A.      The Disclosure Schedule contains a true and complete list of each of the
Benefit Plans.

B.       Except  for  those  Multiemployer  Plans  disclosed  on the  Disclosure
Schedule,  neither  the  Company  nor  any  ERISA  Affiliate  has  at  any  time contributed  to, has had any  obligation to contribute to, or has any liability, contingent  or  otherwise,  to any  Multiemployer  Plan.  With  respect  to each
Multiemployer  Plan to which the Company or any ERISA  Affiliate has at any time contributed  to, has had any  obligation to contribute to, or has any liability, contingent  or  otherwise,  (i) neither the Company nor any ERISA  Affiliate has withdrawn,  partially  withdrawn,  or,  except  as  provided  in the  Disclosure
Schedule, received any notice of any claim or demand for Withdrawal Liability or partial Withdrawal Liability,  (ii) to the knowledge of the Company, neither the
Company  nor any ERISA  Affiliate  has any  potential  Withdrawal  Liability  or potential partial  Withdrawal  Liability with respect to each such Multiemployer
Plan that would  arise upon a complete or partial  withdrawal  as  described  in
ERISA  Section 4203 or 4205,  other than such a Withdrawal  Liability or partial
Withdrawal  Liability  that  would not  reasonably  be  expected  to result in a
Material  Adverse Effect,  (iii) neither the Company nor any ERISA Affiliate has received any notice that any such Multiemployer Plan is in reorganization,  that increased  contributions  may be required to avoid a reduction in  Multiemployer
Plan  benefits  or  the   imposition  of  any  excise  tax,  or  that  any  such
Multiemployer  Plan is or may become  insolvent,  (iv) to the  knowledge  of the
Company, no such Multiemployer Plan is a party to any pending merger or asset or liability  transfer,  (v) to the  knowledge  of the  Company,  there are no PBGC proceedings  against or affecting any such Multiemployer  Plan, and (vi) neither the Company nor any ERISA Affiliate has any Withdrawal  Liability by reason of a sale of assets  pursuant to Section  4204 of ERISA.  Nothing has  occurred or is expected to occur that would  materially  increase  the  Company's  or any ERISA
Affiliate's total potential  Withdrawal Liability to any such Multiemployer Plan other than an  increase  that would not  reasonably  be  expected to result in a
Material Adverse Effect.

C.      Except as disclosed on the Disclosure Schedule,  neither the Company nor any Company  Subsidiary  maintains or is obligated to provide benefits under any life,  medical or health  plan  (other  than as an  incidental  benefit  under a
Qualified  Plan)  which  provides  benefits  to  retirees  or  other  terminated employees, other than benefit continuation rights under the Consolidated Omnibus
Budget Reconciliation of 1985, as amended, or any plan subject to Section 505 of the Code.

D.       Each of the  Benefit  Plans  and its  administration  is  currently  in compliance  with  ERISA,  the Code and all  other  applicable  laws and with any applicable  collective  bargaining  agreement,  except  for those  instances  of noncompliance  that would not  reasonably  be  expected  to result in a Material
Adverse Effect. To the knowledge of the Company, no transaction  contemplated by this  Agreement  will result in liability to the PBGC under Section  302(c)(ii),
4062,  4063, 4064 or 4069 of ERISA,  or otherwise,  with respect to the Company, any  Company  Subsidiary,  any  ERISA  Affiliate  or any  other  corporation  or organization  controlled  by or under common  control with any of the  foregoing within the meaning of Section 4001 of ERISA,  other than a liability  that would not reasonably be expected to result in a Material Adverse Effect.  There are no pending,  or to the knowledge of the Company,  threatened claims by or on behalf of any Benefit  Plan,  or by any person  covered  thereby,  other than  ordinary
claims  for  benefits   submitted  by  participants  or  beneficiaries,   which,
individually  or in the aggregate,  would  reasonably be expected to result in a
Material Adverse Effect. No employer securities, employer real property or other employer  property is included  in the assets of any Benefit  Plan.  Neither the
Company  nor  any  Company  Subsidiary  is  subject  to,  and  the  transactions contemplated  by this  Agreement  will not  cause  the  Company  or any  Company
Subsidiary  to be subject  to,  any  liability  under any  Benefit  Plan  which, individually  or in the aggregate,  would  reasonably be expected to result in a
Material Adverse Effect.

E.      No  accumulated  funding  deficiency (as defined in Section 302 of ERISA and Section 412 of the Code and the  regulations  promulgated  or rulings issued thereunder)  has been incurred with respect to any Benefit Plan,  whether or not waived;  and  to  the  knowledge  of the  Company,  no  event  has  occurred  or circumstance  exists that may result in an accumulated  funding deficiency as of the last day of the current plan year of any Benefit  Plan.  Neither the Company nor any Company  Subsidiary  is required to provide  security to a Benefit  Plan under Section  401(a)(29) of the Code,  the  regulations  promulgated or rulings issued thereunder or Section 307 of ERISA. The Company and its Subsidiaries have performed,  in all material respects, all of their obligations under all Benefit
Plans, and  substantially all contributions and other payments accrued under, or required  to be made by the Company or any  Company  Subsidiary  to, any Benefit
Plan with respect to any period ending before or on the  Consummation  Date have been made or any such contributions that have not been made have been accurately reflected in the Company's financial statements in accordance with GAAP.

F.      Except for any formal written qualification  requirement with respect to which the remedial amendment period set forth in Section 401(b) of the Code, and any regulations,  rulings or other Internal Revenue Service releases thereunder, has not expired,  (i) each Benefit Plan that is intended to be a Qualified  Plan has received a favorable  determination letter from the Internal Revenue Service and is qualified in form and  operation  under Section  401(a) of the Code,  and each trust for each such Plan is exempt from  federal  income tax under  Section
501(a) of the Code, and (ii) no event has occurred or  circumstance  exists that gives rise to  disqualification or loss of tax-exempt status of any such Plan or trust,  except for those events or  circumstances  that would not  reasonably be expected  to result in a  Material  Adverse  Effect.  No event has  occurred  or circumstance exists that could result in an increase in premium costs of Benefit
Plans that are insured,  or an increase in benefit  costs of such Plans that are self-insured,  except to the extent  that such event or  circumstance  would not reasonably be expected to result in a Material Adverse Effect.

G.      The  terms  "Plan,"  "PBGC"  and  "Multiemployer  Plan"  shall  have the meanings  defined  in  ERISA.  "Withdrawal  Liability"  shall be given  the same meaning as that term is described in ERISA Section 4201 et. seq.

         Section 3.14.  Employees.

     To the  Company's  knowledge,  no  executive,  key  employee,  or  group of employees has any plans to terminate  employment  with any of the Company or the
Company  Subsidiaries.  Except as disclosed on the Disclosure Schedule,  none of the  Company  and  the  Company  Subsidiaries  is a  party  to or  bound  by any collective  bargaining  agreement,  nor has any of them experienced any strikes, grievances,  claims of unfair labor practices,  or other  collective  bargaining disputes that would  reasonably be expected to have a Material  Adverse  Effect.
Neither the Company nor any of the Company Subsidiaries has committed any unfair labor  practice  that would  reasonably  be expected to have a Material  Adverse
Effect. To the Company's knowledge,  there is no organizational effort presently being made or  threatened  by or on behalf of any labor  union  with  respect to employees of any of the Company and the Company Subsidiaries.

     Section 3.15.  Compliance with Law; Authorizations.

     The  Company  is not in  violation  in any  material  respect  of any  law, ordinance, rule or regulation of any Governmental Entity, except such violations which would not reasonably be expected to have a Material Adverse Effect.

     Section 3.16.  Disclosure.

     Neither  this  Recapitalization  Agreement  nor  the  financial  statements referred to in Section  3.6 above  (including  the  footnotes  thereto),  or any
Schedule (including the Disclosure  Schedule),  Exhibit or certificate delivered in  accordance  with the terms  hereof or any  document or  statement in writing which has been supplied by or on behalf of the Company,  in connection  with the transactions  contemplated  hereby,  contains any untrue statement of a material fact or omits any  statement of a material  fact  necessary in order to make the statements contained herein or therein not misleading;  provided,  however, that notwithstanding  any provision to the contrary  herein,  the Agent and the Banks shall be entitled only to rely on the latest version of information furnished to them  prior  to the  date of this  Agreement  by the  Company  which  supersedes previous information furnished to them prior to the date of this Agreement.  All estimates or  projections  made by or on behalf of the Company and  delivered to the Agent or the Banks have been  reasonably  made,  in good  faith,  based upon assumptions  believed by the Company to be reasonable under the circumstances at the time made. The  disclosures in the Disclosure  Schedule shall relate only to the  representations  and  warranties in the Section of this  Agreement to which they expressly relate or are expressly referenced and to no other representation or warranty in this  Agreement.  In the event of any  inconsistency  between the statements in the body of this  Agreement and those in the  Disclosure  Schedule
(other than an exception  expressly set forth as such in the Disclosure Schedule in relation to a specifically identified  representation or warranty),  those in this Agreement shall control.

     Section 3.17.  Board Approval.

     The board of  directors of the Company,  by  resolutions  duly adopted at a meeting duly called and held and not  subsequently  rescinded or modified in any way, has,  prior to the date of this Agreement and the execution and delivery of this  Agreement,  duly (a)  approved  this  Recapitalization  Agreement  and the consummation of all transactions contemplated hereby, pursuant to the applicable provisions of Delaware  General  Corporation  Law, and (b) recommended  that the stockholders  of the Company  approve the matters  described  in Section 2.2A of this Agreement.

     Section 3.18  Takeover Laws.

     The Board of Directors, having considered the Amendment to the Certificate, the Certificate of Designation,  the New Credit  Agreement and the  Registration
Rights Agreement, has approved this Agreement and the transactions  contemplated
hereby   and   thereby   and  such   approval   constitutes   approval   of  the
Recapitalization Agreement and the other transactions contemplated hereby by the
Board of Directors  under the provisions of Section 203 of the Delaware  General
Corporate Law, such that the  restrictions and limitations of Section 203 of the
Delaware  General  Corporate Law are not  applicable  to this  Agreement and the transactions  contemplated  hereby.  To the  knowledge of the Company,  no other state takeover  statute is applicable to the  Recapitalization  Agreement or the other transactions contemplated hereby.

ARTICLE IV

COVENANTS

     Section 4.1.  Consents/Authorizations/AMEX Listing.

A.      The Company  (a) will make,  or cause to be made,  all such  filings and submissions,  and take or cause to be taken all such action,  under laws,  rules and  relations  as may be  applicable  and  required  for it to  consummate  the transactions contemplated hereby in accordance with the terms of this Agreement, and (b) will use its reasonable best efforts to obtain, or cause to be obtained, all  authorizations,  approvals,  consents,  permits  and waivers of or from all
Governmental  Entities  necessary  to  be  obtained  by it in  order  for  it to consummate such transactions;  provided,  however, that the Company shall not be required to (i) register or qualify the New  Securities for offer or sale in any jurisdiction  in  which  an  applicable  exemption  from  such  registration  or qualification  is available,  (ii) qualify as a dealer in  securities  under the laws of any  jurisdiction,  or (iii)  provide its general  consent to service of process in any  jurisdiction.  The Company shall use its reasonable best efforts to obtain any  consents,  approvals  or waivers of any third  party  required in order for the Company to  consummate  the  transactions  contemplated  hereby in accordance with the terms of this Agreement.

B.      The Company shall file an application with the AMEX for approval to list the Common Shares on the AMEX,  subject to official notice of issuance,  and the
Company shall use its reasonable best efforts to have such application approved.

     Section 4.2.  Payment of Expenses.

     The Company shall pay, on the  Consummation  Date (or, if this Agreement is terminated  as provided  in Section  9.1,  on the date of  termination)  (A) any transfer taxes payable on the issuance of the New Securities, (B) the reasonable fees and  expenses  of Haynes and Boone,  LLP,  counsel  for the Agent;  (C) the reasonable  fees and expenses of Policano  and Manzo;  (D) any fees and expenses owed to the Blackstone  Group L.P. with half of the  transaction  fee to be paid after the  Consummation  Date pursuant to the terms of the Blackstone  Amendment
Letter; (E) the reasonable fees and expenses of the Agent incurred in connection with its due  diligence  review  of the  Company  pursuant  to  Section  4.7 and background  investigations  concerning  the  Designated  Directors;  and (F) the reasonable fees and expenses of any other  attorneys,  accountants,  consultants and financial  advisors of the Company other than the Blackstone Group, L.P.; it being understood that the amounts described in the foregoing clauses (A) through
(F)  shall be paid  immediately  prior to the  Consummation  Date or the date of termination,  as the  case  may be,  and may be paid  from  drawings  under  the
Original Agreement (to the extent available  thereunder and upon satisfaction of all other conditions to making advances thereunder) and that the bills presented to the  Company in  respect of such  amounts  shall have been  updated  prior to delivery  to the  Company to include  all  amounts  incurred  (and posted to the billing  system  of the  respective  professional  service  provider)  as of the
Consummation Date, or the date of termination, as the case may be. Following the
Consummation  Date, the Company shall also promptly pay the reasonable  fees and expenses of counsel  incurred  on or prior to sixty days after the  Consummation
Date.

     Section 4.3.  Availability of Financial Information.

     From the date  hereof to the  Consummation  Date,  the  Company  shall upon reasonable  notice  and  only  as  frequently  as the  Agent  or the  Banks  may reasonably  request,  make  its  books  and  records  reasonably  available  for inspection to the Agent or the Banks and their  respective  counsel and advisors at reasonable  times during normal business  hours,  subject to the execution of appropriate  confidentiality  agreements  and will cooperate with and provide to the Agent, the Banks,  and their  respective  counsel and advisors any financial information reasonably necessary to determine compliance by the Company with the terms  and  conditions  of this  Agreement;  provided  that the  Company  or its representatives may be present at or participate in any such inspection.

     Section 4.4.  Conduct of Business.

A.      From the date hereof to the Consummation Date, except as contemplated by this  Agreement,  the  Company  shall  not and  shall  not  permit  any  Company
Subsidiary  to:  (i)  issue  any  shares  of its  capital  stock  (nor any other securities  convertible  into or  exchangeable  or  exercisable  for its capital stock) other than pursuant to exercises of options under the Option Plans;  (ii)
in the case of the Company,  pay dividends on its capital stock;  (iii) register any  shares  of its  capital  stock or any such  convertible  security  or other security  exchangeable  or exercisable  therefor  under the  Securities  Act, in connection  with any  distribution  of such  stock  or  securities;  other  than pursuant to the Company's Registration Statements on Form S-8 (Registration Nos.
33-99868  and  33-99866);  (iv) other than in the  ordinary  course of  business consistent  with past practice,  (a) incur any  indebtedness  for borrowed money
(other  than  pursuant to existing  lines of credit or  short-term  indebtedness incurred in the  ordinary  course of  business  consistent  with past  practice, indebtedness of the Company to any of the Company  Subsidiaries or of any of the
Company  Subsidiaries  to  the  Company),  (b)  assume,  guarantee,  endorse  or otherwise as an  accommodation  become  responsible  for the  obligations of any other individual, corporation, or other entity, or (c) make any loan or advance;
(v) (a) adjust,  split, combine or reclassify any capital stock, (b) directly or indirectly  redeem,  purchase or  otherwise  acquire,  any shares of its capital stock or any  securities or  obligations  convertible  into or  exchangeable  or
exercisable  for  any  shares  of  its  capital  stock,   (c)  grant  any  stock
appreciation  rights or grant any  individual,  corporation  or other entity any right to acquire any shares of its capital stock; (vi) sell, transfer, mortgage, encumber  or  otherwise  dispose  of any  of its  properties  or  assets  to any individual,  corporation  or other  entity other than a  Subsidiary,  or cancel, release, or assign any indebtedness to any such person or any claims held by any such person,  except in the  ordinary  course of business  consistent  with past practice or pursuant to  contracts  or  agreements  in force at the date of this
Agreement;  (vii) except for  transactions  in the  ordinary  course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement,  make any material  investment either by purchase of stock or securities,  contributions to capital,  property transfers, or purchase of any property or assets of any other  individual,  corporation or other entity other than a Company  Subsidiary  thereof or any existing joint venture;  (viii)
except for transactions in the ordinary course of business  consistent with past practice,  enter into or terminate any material  contract or agreement,  or make any change in any of its material  leases or  contracts,  other than renewals of contracts and leases without material adverse changes of terms;  (ix) other than in the ordinary  course of business  consistent  with past  practice or with the written  consent of the Agent,  increase the  compensation or fringe benefits of any of its  employees,  pay any pension or retirement  allowance not required by any existing  Benefit Plan or agreement  to any such  employees,  or  establish, become a party to,  amend,  or commit  itself to any Benefit  Plan, or any other arrangement of remuneration  for services,  in a manner that would reasonably be expected to result in a Material Adverse Effect; without by implication limiting the foregoing,  no payments other than (x) for salaries in effect as of the date of this Agreement, (y) payments, if any, in accordance with the Company's Annual
Incentive Plan or (z) normal and routine reimbursement of out-of-pocket business expenses  shall be made with respect to officers of the Company;  (x) accelerate the vesting of any stock options or other stock-based  compensation or any other compensation  related  benefits;  (xi)  settle any claim,  action or  proceeding involving money damages,  except in the ordinary  course of business  consistent with past  practice;  (xii)  take any action  that  would  prevent or impede the transactions contemplated by this Agreement or the Transaction Documents; (xiii)
amend its  Restated  Certificate  of  Incorporation  or the Amended and Restated
Bylaws;  (xiv) except as required by law,  amend or modify any Benefit  Plan; or
(xv) agree to, or make any commitment to, take any of the actions  prohibited by this Section.

B.      From the date hereof to the  Consummation  Date, the Company shall,  and shall  cause the  Company  Subsidiaries  to: (i)  conduct  its  business  in the ordinary course  consistent with past practice;  (ii) use reasonable  efforts to
maintain  and  preserve   intact  its  business   organization,   employees  and
advantageous business relationships and, except as otherwise contemplated by the agreements  listed on the  Disclosure  Schedule,  retain the services of its key officers and key employees, it being understood that so long as the Company uses such reasonable  efforts,  the failure of any officer or employee of the Company to remain an officer or employee of the Company shall not constitute a breach of this  covenant;  (iii) take no action  which  would  reasonably  be  expected to materially  and  adversely  affect or delay the ability of the Company to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated  hereby or to  perform  its  covenants  and  agreements  under this
Agreement, (iv) take no action that is intended or may reasonably be expected to result  in  any  of  its  representations  and  warranties  set  forth  in  this
Recapitalization  Agreement being or becoming untrue in any material  respect at any time prior to the  Consummation  Date, or in any of the conditions set forth in Article VIII not being  satisfied or in a violation of any  provision of this
Recapitalization  Agreement,  except,  in  every  case,  as may be  required  by applicable law.

C.       Notwithstanding  the foregoing,  it is expressly  understood and agreed that none of the provisions of this Section 4.4 shall  constitute a modification or waiver of the terms and conditions of the Original  Agreement and the Company shall  continue  to  comply  with  the  terms  and  conditions  of the  Original
Agreement.

     Section 4.5    Regulatory Matters; Cooperation With Respect to Filing.

A.      The Company shall prepare and file with the Commission (i) a preliminary proxy  statement  relating  to the  Company  Stockholders  Meeting  as  soon  as practicable  following  the  date  of this  Agreement,  and  (ii)  the  S-1,  in accordance with the terms and conditions of the Registration  Rights  Agreement.
The Company  shall use its  reasonable  best efforts to respond to comments,  if any, of the Commission  regarding such preliminary filing and to cause the Proxy
Statement to be mailed to stockholders at the earliest practicable time.

B.      The Company and the Banks shall cooperate with each other and provide to each other all information  reasonably  necessary in order to prepare the S-1 in accordance with the terms and conditions of the  Registration  Rights  Agreement
and  the  Proxy   Statement   (including   the   preliminary   filing   thereof)
(collectively,  the "SEC  Transaction  Filings")  and shall  provide  reasonably promptly  to the other  party any  information  that such party may obtain  that could necessitate amending or supplementing any such document.  The Company will notify the Banks  promptly of the receipt of any comments from the Commission or its staff or any other  appropriate  government  official and of any requests by the  Commission or its staff or any other  appropriate  government  official for amendments  or  supplements  to  any  of  the  SEC  Transaction  Filings  or for
additional   information   and  will   supply  the  Banks  with  copies  of  all
correspondence  between  the  Company or any of its  representatives  on the one hand,  and the  Commission  or its  staff or any  other  appropriate  government official,  on the other hand,  with  respect  thereto.  If at any time any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, the Company agrees as promptly as practicable to prepare and file such amendment or supplement  and to distribute  such amendment or  supplement  as  required by  applicable  law,  including,  in the case of an amendment or  supplement  to the Proxy  Statement by mailing such  supplement or amendment to the Company's stockholders. The SEC Transaction Filings, when filed with the Commission or any appropriate government official,  shall comply in all
material  respects  with  all  applicable   requirements  of  law.  The  Company
represents and agrees that none of the information  which is included in the S-1 or the Proxy  Statement will, at the time of filing and, in the case of the S-1, when it becomes effective and, with respect to the Proxy Statement,  when mailed or at the time of the Company Stockholders  Meeting, be false or misleading with respect to any material fact or shall omit to state any material fact  necessary in order to make the statements  therein, in light of the circumstances in which they were made, not materially  misleading.  Notwithstanding the foregoing,  the
Company  shall have no  responsibility  for the truth or accuracy of any factual information as to the Banks or the Designated  Directors  included in the S-1 or the Proxy  Statement that is furnished in writing to the Company by the Banks or the  Designated  Directors  specifically  for  inclusion in the S-1 or the Proxy
Statement.  Each Bank represents and agrees  severally and not jointly that none of the  factual  information  as to the Bank which is included in the S-1 or the
Proxy  Statement  that is  furnished  in  writing  to the  Company  by the  Bank specifically  for use in connection with the S-1 or the Proxy Statement will, at the time of filing and, in the case of the S-1, when it becomes  effective  and, with respect to the Proxy  Statement,  when mailed or at the time of the Company
Stockholders  Meeting,  be false or misleading with respect to any material fact or  shall  omit to  state  any  material  fact  necessary  in  order to make the statements  therein,  in light of the circumstances in which they were made, not misleading.

     Section 4.6  .  Meeting of Stockholders.

     As promptly as  practicable  after the date hereof,  the Company shall take all action necessary in accordance with Delaware General Corporation Law and its
Restated Certificate of Incorporation and Amended and Restated Bylaws to convene the Company Stockholders Meeting at the earliest practicable time.

     Section 4.7   Access to Information and Properties.

     During the period from the date of this Agreement  through the Consummation
Date,  the  Company  shall  give the  Agent and its  authorized  representatives
(including, without limitation, legal counsel), reasonable access during regular business  hours  to all  plants,  offices,  warehouses,  facilities,  personnel, assets,  books,  records,  and documents  (including  tax returns) and cause the officers,  employees,  and accountants of the Company to obtain and furnish such financial and operating data and other  information  with respect to the Company and its Benefit Plans as the Agent or its representatives may request; provided, however,  (i) that the Agent and its representatives  shall take such actions as are deemed necessary in the reasonable  judgment of the Company to schedule such access and visits through  designated  officers of the Company and in such a way as to avoid  disrupting  the normal  business of the  Company,  (ii) the Company shall not be required to take any action which would  constitute a waiver of the attorney-client  or other  privilege  and (iii) the Company  need not supply the
Agent or its  representatives  with any  information  which,  in the  reasonable judgment of the Company,  it is under a contractual  or legal  obligation not to supply, provided, should the Company withhold any information pursuant to such a contractual or legal obligation, the Company shall give prompt written notice to the  Agent  that the  Company  is  withholding  information  pursuant  to such a contractual or legal obligation. No investigation,  review, study or examination by the  Agent or the Banks or their  respective  representatives  shall  offset, limit or diminish the scope of the representations and warranties of the Company in this Agreement or the Transaction Documents .

     Section 4.8. Further Actions.

     From time to time,  as and when  reasonably  requested  by the Agent or the
Banks,  the Company  shall  execute  and  deliver,  or cause to be executed  and delivered,  such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably  necessary to effectuate  the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BANKS

     Each of the Banks,  severally and not jointly,  represents  and warrants to the Company  that the  following  representations  and  warranties  are true and correct on and as of the date of this  Agreement  with  respect to such Bank and will be true and correct through the  Consummation  Date as if made on and as of that date.

     Section 5.1.  Authority.

     Each Bank has the  requisite  power and  authority  to approve,  authorize, execute  and deliver  this  Recapitalization  Agreement  and to  consummate  the transactions  contemplated  hereby.  This  Recapitalization  Agreement  and  the consummation of the transactions  contemplated hereby have been duly and validly authorized  by such  Bank.  This  Recapitalization  Agreement  has been duly and validly  executed  and  delivered  by each  Bank and  constitutes  the valid and binding agreement of each Bank enforceable  against such Bank in accordance with its terms, subject to applicable bankruptcy,  insolvency, fraudulent conveyance, reorganization,  moratorium,  and similar laws affecting  creditors'  rights and remedies generally and general equitable principles.

     Section 5.2.  Ownership of Exchange Debt.

     Each Bank is the owner and holder of all right,  title and  interest,  free and clear of any and all Liens (other than Liens  evidencing  securitization  of its  portfolio  and  pledges or  assignments  to the  Federal  Reserve  Bank for security  purposes) of such Bank's percentage of the Exchange Debt, as set forth opposite such Bank's name on Schedule 2.2B hereto.

     Section 5.3.  Exemption of Transaction.

     Each of the  Banks  understands  and  acknowledges  that  the  transactions contemplated in this Agreement are not being registered under the Securities Act or any state  securities  laws,  on the grounds that the such  transactions  are exempt under the Securities Act and applicable  state  securities  laws. Each of the Banks is acquiring the New Securities for investment, solely for such Bank's own  account  and not with a view to, or for  resale  in  connection  with,  the distribution  or other  disposition  thereof in violation of the Securities Act.
Each of the Banks is an  "Accredited  Investor"  as  defined  in Rule  501(a) of
Regulation D promulgated  under the  Securities  Act and has such  knowledge and experience in financial and business  matters as to be capable of evaluating the merits and risks of an investment in the New Securities and the Company.

     Section 5.4.  Compliance with Laws and Other Instruments.

     The execution and delivery of this Agreement by or on behalf of each of the
Banks and the consummation of the transactions  respectively contemplated herein do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement, partnership agreement, or other organizational  document, as the case may be, of such Bank or any material agreement,  certificate, or other instrument to which such Bank is a party or by which such Bank or any of its  properties  is bound,  or any permit,  franchise, judgment,  decree,  statute, rule,  regulation,  or other law applicable to such
Bank or the  business  or  properties  of such Bank  that  would  reasonably  be expected to materially or adversely  affect the consummation of the transactions contemplated hereby.

     Section 5.5.  Business Address

     The address set forth on each Bank's  signature  page to this  Agreement is the Bank's correct business address.

     Section 5.6  Legends

     Each Bank understands  that the certificates  evidencing the New Securities will bear a legend indicating that the securities have not been registered under any federal or state securities laws and are restricted securities.

ARTICLE VI

INDEMNIFICATION

     Section 6.1.  Indemnification.

     The Company agrees to promptly  indemnify and hold harmless the Agent, each of  the  Banks  and  each  affiliate  thereof  and  their  respective  officers,
directors,   employees,   affiliates,    consultants,    advisors,   and   other
representatives,  including,  legal counsel (each, an "Indemnitee")  against any and all loss, liability, claim, damage, expense, fines and penalties whatsoever, and  whether or not  involving a third party  claim  (including  (i)  reasonable attorneys' fees and other reasonable costs of  investigation  and defense,  (ii)
judgments  and (iii)  amounts paid or to be paid in  settlement  of such claims, judgments,  losses or  liabilities)  arising,  directly or  indirectly,  from or relating to the  execution,  delivery and  performance  of this Agreement or the
Transaction  Documents,  the transactions  contemplated hereby and thereby,  any breach by the Company under this Agreement or the Transaction Documents,  or the negotiations relating hereto and, statutory and common law negligence and strict liability claims; provided that such Indemnitee shall not be indemnified from or
held  harmless  against  any  losses,   liabilities,   claims,  damages,  fines,
penalties,  judgments,  disbursements,  costs,  or  expenses  arising  out of or resulting from its own gross negligence or willful  misconduct or breach of this
Agreement  or any of the  other  Transaction  Documents.  Without  limiting  any provision  of this  Agreement  or any  Transaction  Document,  it is the express intention of the parties hereto that each Indemnitee  shall be indemnified  from and held  harmless  against any and all  losses,  liabilities,  claims,  damages fines,  penalties,  judgments,  disbursements,  costs,  and expenses  (including without limitation, reasonable attorneys' fees) arising out of or resulting from the sole or contributory negligence of such Indemnitee.

     Section 6.2.  Notice; Assumption of Defense.

     An Indemnitee shall give prompt written notice to the Company of any action commenced  against him or it in respect of which  indemnity  may be sought under this  Agreement,  but the  failure to notify the  Company  shall not relieve the
Company  of any  liability  that it may have to the  Indemnitee,  except  to the extent  that  the  Company  demonstrates  that the  defense  of such  action  is prejudiced  by the  Indemnitee's  failure to give such  notice.  If it so elects within ten (10) days after  receipt of such  notice,  the Company may assume the defense of such action, with counsel chosen by it and reasonably approved by the
Indemnitee,  unless,  in an action  where the  Company  is a  co-defendant,  the
Indemnitee  reasonably  objects to such  assumption  upon the written  advice of counsel on the ground that there may be legal  defenses  available  to him or it which are different  from or in addition to those  available to the Company.  If more  than one  Indemnitee  is joined in such  action  and two or more  elect to assume their own defense,  the Company shall be liable for the fees and expenses of only a  single  law firm  that  shall  represent  all of the  Indemnitees  in connection with such action.  Should an Indemnitee prefer to retain separate and additional  counsel  he or it  must  do so at his own  expense.  If the  Company assumes the defense of the action,  (i) no  compromise  or  settlement of claims thereunder  may be  effected by the Company  without  the  Indemnitee's  consent unless (A) there is no finding or admission of any violation of  applicable  law or  regulation or any violation of the rights of any person and no effect on any other  claims that may be made against the  Indemnitee,  and (B) the sole relief provided is monetary damages that are paid in full by the Company;  and (ii) the
Indemnitee  will have no liability  with respect to any compromise or settlement of such  claims  effected  without its  consent  (which may not be  unreasonably withheld). If notice is given to the Company by the Indemnitee,  and the Company does not, within ten (10) days thereafter, give written notice to the Indemnitee of its  election  to assume the  defense  of such  action,  or if an  Indemnitee determines  in good faith and upon  written  advice of  counsel  that there is a reasonable  probability that an action may adversely affect it or its affiliates other than as a result of  monetary  damages  for which it would be  entitled to indemnification  under this  Agreement,  then,  notwithstanding  anything in the second  sentence  hereof to the contrary,  the Indemnitee  may, by notice to the
Company, assume the right to defend,  compromise, or settle such action provided that the  Company  shall be  entitled to  participate  in but not  control  such action,  at its sole cost and expense  and the Company  will not be bound by any compromise  or  settlement  effected  without  its consent  (which  shall not be unreasonably withheld).

ARTICLE VII

FORBEARANCE

     The Company, the Agent and each of the Banks hereby acknowledges and agrees that the  Forbearance  Agreement  is hereby  further  modified  and  amended  in accordance with the terms and provisions of Exhibit B hereto,  all of such terms and provisions being incorporated by reference herein.

ARTICLE VIII

CONDITIONS TO CLOSING

     Section  8.1.  Conditions  to  Obligation  of  Each  Party  to  Effect  the
Transactions Contemplated by this Agreement.

     The  obligation of each party to effect the  transactions  contemplated  by this Recapitalization  Agreement shall be subject to the fulfillment on or prior to the Consummation Date of the following conditions:

A.      The Stockholder Approval shall have been obtained.

B.      All  consents,  approvals,  authorizations,  waivers or  permits  of, or
registrations,   declarations   or  filings  with  or   notifications   to,  any
Governmental  Entity,  if any,  necessary  to  permit  the  consummation  of the transactions  contemplated  by this Agreement  shall have been obtained on terms and conditions  reasonably  satisfactory  to each party and shall remain in full force and effect.

C.      No preliminary or permanent  injunction or other order, decree or ruling of any Governmental  Entity nor any applicable law shall be in effect that would prohibit,  restrain,  or  make  illegal  the  consummation  of the  transactions contemplated by this Agreement.

     Section 8.2.  Conditions to Obligation of the Company.

     The obligation of the Company to effect the  transactions  contemplated  by this  Agreement is subject to the  fulfillment  on or prior to the  Consummation
Date of the following conditions:

A.      The Agent and the Banks shall have  performed in all  material  respects each  obligation  and agreement and complied in all material  respects with each covenant to be performed and complied with by them  hereunder at or prior to the
Consummation Date.

B.      The  representations and warranties of the Banks in this Agreement shall be true and correct, as of the date of this Agreement and as of the Consummation
Date with the same force and effect as though made on and as of the Consummation
Date.

     Section 8.3.  Conditions to Obligation of the Agent and the Banks.

     The  obligation  of  the  Agent  and  each  of  the  Banks  to  effect  the transactions  contemplated by this Agreement is subject to the fulfillment on or prior to the Consummation Date of the following conditions:

A.     The Company shall have furnished to the Agent resolutions of the Board of
Directors of the Company  certified by its  Secretary or an Assistant  Secretary which authorize the execution,  delivery, and performance by the Company of this
Recapitalization Agreement and the other Transaction Documents.

B.       The  Company  shall  have  furnished  to the  Agent  a  certificate  of incumbency  certified by the Secretary or an Assistant  Secretary of the Company
certifying  the name of each of its officers (i) who is  authorized to sign this
Agreement  and the  Transaction  Documents  to  which  it is or is to be a party
(including,  without limitation,  the certificates contemplated herein) together with specimen  signatures of each such officer and (ii) who will, until replaced by other officers duly  authorized for that purpose,  act as its  representative for  the  purposes  of  signing  documentation  and  giving  notices  and  other
communications   in  connection   with  this  Agreement  and  the   transactions
contemplated hereby.

C.        The Company shall  have  furnished  to the Agent  certificates  of the appropriate  government officials of the State of Delaware of the Company and of its respective  jurisdiction  of  organization or formation with respect to each
Company  Subsidiary as to its existence and good  standing,  all dated a current date.

D.     The Company shall have performed in all material respects each obligation and agreement and complied in all  material respects  with each  covenant  to be performed and complied with by it hereunder and under the Transaction  Documents on or prior to the Consummation Date.

E.      The  representations  and  warranties  of the Company in this  Agreement shall  be true  and  correct  as of the  date of  this  Agreement  and as of the
Consummation  Date  (except to the extent such  representations  and  warranties speak as of an earlier date or to the extent changes to the underlying facts are expressly authorized by this Agreement) with the same force and effect as though made on and as of the Consummation Date.

F.          Other than the Existing  Defaults (as such  term is  defined  in the
Forbearance Agreement),  since September 29, 2001, there shall not have occurred an Agreement Default (as defined in the Forbearance Agreement) or any event that the Holders could reasonably expect to have a Material Adverse Effect.

G.          The Company shall have  urnished  to the  Agent  and the Banks (a) a certificate,  dated as of the Consummation  Date, signed by the President,  Vice
President or Treasurer of the Company, certifying as to the matters specified in paragraphs  D, E and F of this  Section  8.3,  and (b) a  certificate  from  the
Secretary of the Company,  dated as of the Consummation  Date,  certifying as to
(i) the continuing  effectiveness as of the Consummation Date of the resolutions of the board of  directors  of the  Company  approving  this  Agreement  and the transactions  contemplated  hereby,  (ii) the number of shares of the  Company's capital stock issued and outstanding  after giving effect to the issuance of the
New Securities in accordance  with the terms and  conditions of this  Agreement,
(iii) the percentage of such issued and  outstanding  Common Stock and Preferred
Stock, as applicable,  represented by the New Securities, and (iv) the fact that the  Stockholder  Approval  has been  obtained in  accordance  with the Restated
Certificate  of  Incorporation,  the rules and  regulations  of the AMEX and the
Delaware General  Corporation Law and that such Stockholder  Approval is in full force and effect.

H.        The Common Shares shall have been  approved  for  listing on the AMEX, subject to official notice of issuance.

I.        Each of the Releasing Parties shall have executed and delivered to the
Banks their respective Release Agreements.  The Blackstone Group L.P. shall have executed and delivered the  Blackstone  Amendment  Letter to the Company.  Denis
Taura shall have  executed  and  delivered  to the  Company the Taura  Severance
Agreement  Amendment.  Denis  Taura and the  Company  shall  have  executed  and delivered the Consulting Agreement.

J.         The  Company shall have furnished  to the Banks the legal  opinion of
Dechert, dated as of the Consummation Date, substantially in the form of Exhibit
K.

K.      The  investigations  by the Agent and its  representatives  pursuant  to
Section  4.7 shall not have  caused  the  Agent,  the Banks or their  respective representatives  to become aware of any facts or  circumstances  relating to the business,  operations,  assets,  properties,  liabilities,  financial condition, results of  operations  or  affairs  of the  Company,  that,  in the  reasonable judgment of the Holders,  make it inadvisable  to proceed with the  transactions contemplated by this Agreement.

L.        All authorizations, consents, approvals and waivers of, or notices to, any third party which if not  obtained or made would  reasonably  be expected to have a Material  Adverse Effect or materially  and adversely  interfere with the transactions  contemplated  by this Agreement shall have been obtained and shall be in full force and effect.

M.        The Company and each other Bank shall have executed and delivered  the
New Credit Agreement and all other documents,  instruments, and other agreements contemplated thereby and all conditions to the effectiveness  thereof shall have been fully satisfied.

N.      All corporate and other proceedings taken or required to be taken by the
Company in  connection  with this  Agreement,  the New Credit  Agreement and the transactions  contemplated hereby and thereby, shall have been consummated at or prior to the Consummation  Date, and all  certificates,  opinions,  instruments, consents and other  documents  required to be delivered by the Company to effect this  Agreement,  the New Credit  Agreement  and the  transactions  contemplated hereby and thereby,  shall be reasonably  satisfactory  in form and substance to the Banks.

ARTICLE IX

MISCELLANEOUS

     Section 9.1.  Termination.

     This  Agreement  shall  terminate  automatically  and without notice (i) at
11:50 p.m. (New York, New York time) on April 30, 2002 if the Consummation  Date has not sooner  occurred or (ii) upon the  occurrence of either of the events of default set forth in Section  12.1(e) or (f) in the Original  Credit  Agreement.
This Agreement shall be terminable at any time prior to the Consummation Date:

A.          By the mutual written consent of the Company and the holders of more than 50% of the Revolving  Commitments)  or, if the Revolving  Commitments  have been  terminated,  then by the  holders  of  more  than  50% of the  outstanding
Revolving Loans (the "Holders");

B.       By the Holders (or in the case of paragraph  (iii) below, any Bank), if
(i) any of the Company's  representations  or warranties  herein shall be false, incorrect or misleading in any material respect when made or deemed made, or the
Company  shall  breach or fail to  perform,  observe  or comply  with any of its covenants or  obligations  hereunder and such breach or failure  shall  continue unremedied  for a period of twenty  (20)  Business  Days  after  receipt  by the
Company of written notice of such breach or failure,  (ii) the investigations by the Agent and its  representatives  pursuant to Section 4.7 cause the Agent, the
Banks,  or their  respective  representatives  to  become  aware of any facts or
circumstances  relating  to  the  business,   operations,   assets,  properties,
liabilities,  financial  condition,  results  of  operations  or  affairs of the
Company,  that,  in the sole  and  absolute  judgment  of the  Holders,  make it inadvisable to proceed with the  transactions  contemplated  by this Agreement ,
(iii)  any of the  Banks  shall  not be  satisfied,  in its  sole  and  absolute discretion,  with the results of any aspect of their due diligence investigation of the Benefit Plans,  (iv) any Agreement Default (as defined in the Forbearance
Agreement)  exists,  or (v) the Board of  Directors  of the  Company  shall have withdrawn or modified its  recommendation  of this Agreement or the transactions contemplated hereby in a manner adverse to the Banks;

C.        By the Company, if any of the  Bank's  representations  or  warranties herein shall be false, incorrect or misleading in any material respect when made or deemed made, or any of the Banks shall breach or fail to perform,  observe or comply with any of their  covenants or obligations  hereunder and such breach or failure  shall  continue  unremedied  for a period of twenty (20)  Business Days after receipt by such Bank of written notice of such breach or failure; or

D.       By either the Company or the Holders,  if (i) any permanent injunction, decree,  ruling,  order or other action of a Governmental  Entity, in each case,
having  the  effect  of  preventing  the   consummation   of  the   transactions
contemplated  by this Agreement shall have become final and  non-appealable;  or
(ii) the  Stockholder  Approval  shall not have been  obtained  by reason of the failure  to  obtain  the  required  vote  upon  a  vote  taken  at  the  Company
Stockholders Meeting or at any adjournment or postponement thereof.

     Section 9.2.   Effect of Termination.

     In the event of  termination  of this Agreement as provided in Section 9.1, this Agreement  shall  forthwith  become void and there shall be no liability or obligation  on the  part  of the  Agent,  the  Banks  or the  Company  or  their respective officers, directors,  members, partners,  stockholders or affiliates, except to the extent that such  termination  results  from the breach by a party hereto of any of its representations,  warranties,  covenants or obligations set forth in this Agreement;  provided that, the provisions of Section 4.2,  Article
VI and this  Section  9.2 shall  remain in full force and effect and survive any termination of this Agreement.  Notwithstanding  the foregoing,  nothing in this
Section  9.2  shall  relieve  any party to this  Agreement  of  liability  for a
material  breach  of  any  provision  of  this  Agreement   occurring  prior  to
termination.

     Section 9.3.  Execution in Counterparts; Effectiveness

     This Agreement may be executed in any number of counterparts,  each and all of which shall be deemed for all purposes to be one  agreement.  This  Agreement shall  not be  effective  until  the  receipt  by the  Agent  of  duly  executed counterparts and the receipt by the Agent of the items listed on Schedule 9.3 of this Agreement.

     Section 9.4.  Entire Agreement; Amendment.

     This  Agreement,  the Exhibits and Schedules  hereto,  and the  Transaction
Documents  contain  all the terms and  conditions  agreed upon by the parties to this Agreement regarding the subject matter hereof, and no other agreement, oral or otherwise,  regarding  the subject  matter hereof shall be deemed to exist or bind any of the parties to this  Agreement.  This  Agreement may not be amended, modified,  or supplemented  nor may any term or condition be waived except by an instrument  in  writing  executed  by the  Company  and the  Holders;  provided, however, notwithstanding the foregoing, the terms and provisions of Section 9.2, this Section 9.4, Article V, Article VI and the terms and conditions of exchange and  cancellation  of  Exchange  Debt set forth in Section  2.2  (including  the definition  of  Exchange  Debt),  may not be amended,  modified or  supplemented except by an  instrument  in writing  executed  by the  Company  and each of the
Banks.

     Section 9.5.  Applicable Law.

     This Agreement  shall be interpreted in accordance  with and be governed by the internal laws of the State of Delaware.

     Section 9.6.  Headings.

     Article  and Section  headings in this  Agreement  are for  convenience  of reference  only and are not to be taken to be a part of the  provisions  of this
Agreement, nor to control or affect meanings, constructions or the effect of the same.

     Section 9.7.  Benefit of This Agreement.

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the parties hereto and their successors and assigns;  provided however,  the Company may not assign any of its rights under this  Agreement but a Bank may assign its rights  hereunder  by an  assignment  pursuant to Section  14.8 of the  Original
Agreement provided that the assignee of such rights  acknowledges in writing its assumption of the  obligations  of the assigning Bank  hereunder.  Other than as contemplated in Section 2.4 and Article VI under this Agreement, nothing in this
Agreement  is  intended  or  shall be  construed  to give any  other  person  or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein  contained.  Nothing in this Agreement is intended or shall be construed to create any personal  liability  for any of the
officers,  directors,   stockholders  or  affiliates  of  the  Company  for  the
obligations,  representations  and warranties  undertaken or made by the Company herein.

     Section 9.8.  Survival.

     All  representations  and  warranties  contained  in  this  Agreement,   or
contained in certificates of the Company  submitted  pursuant to this Agreement, shall  remain  operative  and  in  full  force  and  effect,  regardless  of any investigation made by or on behalf of the Agent or the Banks, or by or on behalf of the Company,  until consummation of the transactions  contemplated  hereby on the  Consummation  Date,  at which time they shall  expire.  The  covenants  and agreements of the parties set forth in Sections 4.1, 4.2,  4.5B,  4.8, 9.4, 9.5,
9.7,  9.8, 9.9,  9.11 and in Article VI shall  survive the  consummation  of the transactions contemplated hereby on the Consummation Date.

     Section 9.9.  Notices.

     Unless  otherwise  specified  in  this  Agreement,  all  notices,  demands, requests,  consents and  communications  required by this Agreement  shall be in writing and shall be  delivered  personally,  by certified  or  registered  mail postage prepaid, by overnight courier service, or by confirmed facsimile, to the parties at their addresses or facsimile numbers set forth below their signatures hereto,  and to their respective  counsel,  if any. The parties may designate in writing from time to time other and  additional  places to which  notices may be sent.  All demands,  requests,  consents,  notices and  communications  shall be deemed to have been given either (A) at the time of actual delivery thereof, (B)
if given by certified or  registered  mail,  five (5) Business  Days after being deposited in the United States mail, postage prepaid and properly addressed, (C)
if given by overnight  courier,  the next business day after being sent, charges prepaid and properly addressed, or (D) if given by facsimile,  upon confirmation of receipt of the facsimile communication.

     Section 9.10.  Public Statements.

A.          None of the parties hereto, nor any of their representatives  shall, without  the prior  written  consent of the other  parties,  which  shall not be unreasonably withheld, make any statement, public announcement or release to the press or any other third party with  respect to this  Agreement  and any related discussions  of the parties or permit any of its employees or agents to make any such statement,  announcement or release;  provided,  however, that such consent shall not be required where such statement,  release or announcement is required by  applicable  law  or  made  to  such  party's  counsel  or  certified  public accountants or the  information  disclosed in such  statement,  announcement  or release  is  legally  available  to the  public  other  than as a result of such statement,  announcement or release;  and provided further,  that as to any such statements,  public  announcements  or releases by or on behalf of the  Company, only the consent of the Agent shall be required.

B.        The  parties hereto also agree to notify  each other  promptly  of any disclosure  with respect to this  Agreement and any related  discussions  of the parties which is required by applicable  law and to coordinate the disclosure of any  information so required it being  understood  that any disclosure  required under the Exchange  Act,  Securities  Act or regulation of AMEX shall be made in compliance with the requirements thereof. If any party to this Agreement becomes legally compelled by deposition, subpoena, or other court or governmental action to disclose any of the  information  described in this Section  9.10,  then such party  will give the  other  parties  prompt  notice  to that  effect,  and will cooperate  with  the  other  parties  if the  other  parties  seek to  obtain  a protective order concerning the information  described in this Section 9.10. The legally compelled party will disclose only such information as its counsel shall advise is legally required.

     Section 9.11.  Severability.

     Any term or provision of this Agreement  which is invalid or  unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent
of  such   invalidity  or   unenforceability   without   rendering   invalid  or
unenforceable  the remaining terms and provisions of this Agreement or affecting the  validity  or  enforceability  of any of the  terms  or  provisions  of this
Agreement in any other  jurisdiction.  If any provision of this  Agreement is so broad as to be  unenforceable,  the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement the date and year first above written.

                                                     COMPANY:
                                                     -------

                                                     DARLING INTERNATIONAL INC.

                                                     By: /s/  Brad Phillips
                                                        ------------------------
                                                              Brad Phillips
                                                              Treasurer

         Pursuant to the  requirements of the Securities  Exchange Act of 1934, the report has been signed by the following  persons on behalf of the registrant and in the capacities and on the dates indicated.

         Signature                          Title                                 Date
  --------------------------    ------------------------------             ----------------

  /s/   Sonia Gardner             Managing Member                             March 15, 2002
     ----------------------           Avenue
        Sonia Gardner

  /s/   Dennis J. Dolan           Manager                                     March 15, 2002
     ----------------------           Ark CLO
        Dennis J. Dolan

  /s/   Phillip D. Martin          Senior Vice President                      March 15, 2002
     ----------------------           Bank One
        Phillip D. Martin

  /s/   Kevin Genda                Attorney-in-Fact                           March 15, 2002
     ----------------------           Cerberus
        Kevin Genda

  /s/   Kathleen M. Sweeney        Vice President                             March 15, 2002
     ----------------------            Credit Agricole
        Kathleen M. Sweeney

  /s/   Frederick W. Asse          Vice President                             March 15, 2002
     ----------------------            Credit Agricole
        Frederick W. Asse

  /s/   Nipul V. Patel             Vice President                             March 15, 2002
     ----------------------            Wells Fargo
        Nipul V. Patel

  /s/   Brian T. Schinderle        Senior Managing Director                   March 15, 2002
     ----------------------            PPM
        Brian T. Schinderle

  /s/   James B. Hallock           Vice President                             March 15, 2002
     ----------------------            Credit Lyonnais New York Branch
        James B. Hallock